Exhibit 99.1

PRESS RELEASE

NRG Yield Enters into Agreement to Acquire Interest in Largest Operating Solar Farm in North America

Desert Sunlight acquisition to increase contracted solar portfolio by 137.5 megawatts

Princeton, New Jersey — June 18, 2015 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A), through its subsidiary NRG Yield Operating LLC, has entered into an agreement with GE Unit (NYSE: GE) GE Energy Financial Services to acquire its 25 percent interest in the Desert Sunlight Solar Farm in Riverside, CA for $285 million, subject to customary working capital adjustments, plus the assumption of $287.4 million of non-recourse project level debt. The acquisition, which provides NRG Yield with a total ownership of 137.5 megawatts (MW) of operating solar capacity, will place NRG Yield into a partnership with subsidiaries of NextEra Energy and Sumitomo Financial, who are the 50 percent and 25 percent owners of Desert Sunlight, respectively.

The transaction is expected to increase both the annual run-rate EBITDA by approximately $45 million and cash available for distribution by approximately $22 million by 2016.

“The acquisition of an interest in the largest operating solar farm in North America highlights not only our continued commitment to carbon-free generation, but also the strength of our acquisition capabilities to compete for contracted assets of world-class quality in a historically competitive marketplace,” said David Crane, NRG Yield’s Chairman and Chief Executive Office. “Desert Sunlight furthers our objective of sustainable and visible dividend growth for our investors while bolstering our generation of carbon-free electricity for thousands of homes through utility scale solar investments.”

Desert Sunlight Highlights:

•                  Contracted long-term power purchase agreements with Southern California Edison (250 MW) and Pacific Gas & Electric (300 MW) having 20 years and 25 years of remaining contract life, respectively

•                  Located in a premier solar resource area with over 30 years of operating solar history

•                  First Solar (NYSE: FSLR) permitted, constructed and is now operating the plant, which utilizes over 8 million First Solar CdTe Thin Film modules, with commercial operation achieved for the entire farm in December 2014

•                  Expected to be immediately accretive to cash available for distribution per share

•                  Attractive long-term debt financing in place, with 80 percent of debt service supported by a DOE loan guarantee

NRG Yield expects to close the transaction by June 30, 2015. The transaction is subject to customary closing conditions, including approvals by the Federal Energy Regulatory Commission and notice of the acquisition to the California Public Utilities Commission.

With this acquisition, NRG Yield now owns nearly 600 megawatts of solar generation. NRG Yield is supported by its parent, NRG Energy, Inc., which owns and operates approximately 1.2 gigawatts of solar generation, thus implying a combined solar portfolio of 1.8 gigawatts.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than one million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in ten locations.  Visit nrgyield.com for more information.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG Yield’s expectations regarding the anticipated benefits of the acquisition of Desert Sunlight and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to successfully close the Desert Sunlight acquisition (including receipt of third party consents and regulatory approvals), failure to identify or successfully execute other acquisitions, NRG Yield’s ability to enter into new contracts as existing contracts expire, NRG Yield’s ability to acquire assets from NRG Energy, Inc. or third parties, NRG Yield’s ability to close the drop-down transactions, and NRG Yield’s ability to maintain and grow its quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission.

Contacts:
Media:	Investors:

Karen Cleeve	Matt Orendorff
609.524.4608	609.524.4526

Lindsey Puchyr
609.524.4527

Appendix A-1: Adjusted EBITDA and Cash Available for Distribution Reconciliation

The following table summarizes the calculation of adjusted EBITDA and cash available for distribution to net income:

($ in millions)	Run Rate
Net Income	13
Adjustments to net income to arrive at Adjusted EBITDA:
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	32
Adjusted EBITDA	45
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(45)
Cash distributions from unconsolidated affiliates	22
Cash Available for Distribution	22

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is Adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.